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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 5, 2002 Date of Report (Date of earliest event reported)
HAGGAR CORP. (Exact name of registrant as specified in the charter)
NEVADA (State or other jurisdiction of incorporation or organization)	0-20850 (Commission file number)	75-2187001 (I.R.S. Employer Identification Number)
6113 Lemmon Avenue Dallas, Texas 75209 (Address of principal executive offices including zip code)
(214) 352-8481 (Registrant's telephone number, including area code)

Item 5. Other Events.

On November 5, 2002, the Registrant issued the press release filed herewith as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

      99    —    Press Release dated November 5, 2002.

Item 9. Regulation FD Disclosure.

The table following this narrative sets forth information concerning the quarterly and annual consolidated operating results of Haggar Corp. (the "Company") for the fiscal year ended September 30, 2002, together with projected quarterly and annual consolidated operating results for the fiscal year commencing October 1, 2002, and ending September 30, 2003. The projections for fiscal 2003 are based on the Company's historical operating performance, current trends and the Company's internal operating budget for 2003.

The projections set forth in the table constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the apparel industry generally and could cause the Company's expected results to differ materially from those expressed in this filing. These factors include, among other things:

  •
  Changes in general business conditions,

  •
  Impact of competition in the apparel industry,

  •
  Changes in the performance of the retail sector in general and the apparel industry in particular,

  •
  Seasonality of the Company's business,

  •
  Changes in consumer acceptance of new products and the success of advertising, marketing, and promotional campaigns,

  •
  Changes in laws and other regulatory actions,

  •
  Changes in labor relations,

  •
  Political and economic events and conditions domestically or in the foreign jurisdictions in which the Company operates,

  •
  Unexpected judicial decisions,

  •
  Changes in interest rates and capital market conditions,

  •
  Inflation,

  •
  Acquisition or dissolution of business enterprises,

  •
  Natural disasters, and

  •
  Unusual or infrequent items that cannot be foreseen or are not susceptible to estimation.

The quarterly and annual consolidated operating results for the fiscal year ended September 30, 2002, do not necessarily indicate the results that may be expected for any future quarter or for any fiscal year.

The Company cautions that the quarterly and annual projections for fiscal 2003 set forth below are given as of the date hereof based on currently available information. The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

Investors also should consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

HAGGAR CORP.
QUARTERLY & ANNUAL PROJECTIONS FOR
FISCAL 2003 COMPARED
TO FISCAL 2002
($ in Millions except EPS data)

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Annual Total
	2003 Projected Range	(2) 2002 Actual	2003 Projected Range	(3) 2002 Actual	2003 Projected Range	2002 Actual	2003 Projected Range	(1) 2002 Actual	2003 Projected Range	(1),(2),(3) 2002 Actual
NET SALES	$105—$109	$99.3	$137—$141	$138.1	$115—$119	$111.2	$125—$129	$133.2	$482—$498	$481.8
INCOME (LOSS) Before cumulative effect of accounting change	$(2.6)—$(2.3)	$0.1	$3.9—$4.2	$3.9	$1.8—$2.1	$0.5	$3.6—$3.7	$3.5	$6.7—$7.7	$8.0
EPS CALCULATION—Basic Income (loss) before cumulative effect of accounting change	$(0.40)—$(0.35)	$0.01	$0.60—$0.64	$0.62	$0.28—$0.32	$0.07	$0.55—$0.57	$0.55	$1.03—$1.18	$1.25
EPS CALCULATION—Diluted Income (loss) before cumulative effect of accounting change	$(0.40)—$(0.35)	$0.01	$0.60—$0.64	$0.62	$0.28—$0.32	$0.07	$0.55—$0.57	$0.55	$1.03—$1.18	$1.25
Cumulative effect of accounting change	—	$(15.6)	—	—	—	—	—	—	—	$(15.6)
EPS CALCULATION—Basic loss for cumulative effect of accounting change	—	$(2.44)	—	—	—	—	—	—	—	$(2.44)
EPS CALCULATION—Diluted loss for cumulative effect of accounting change	—	$(2.44)	—	—	—	—	—	—	—	$(2.42)
Net Loss with cumulative effect of accounting change	—	$(15.5)	—	—	—	—	—	—	—	$(7.6)
EPS CALCULATION—Diluted loss with cumulative effect of accounting change	—	$(2.43)	—	—	—	—	—	—	—	$(1.17)

  All items in (1)-(3) below are net of tax:

(1)
In the fourth quarter of fiscal 2002, the Company closed one of its manufacturing facilities in the Dominican Republic and recorded a charge of $0.4 million, or $0.05 on a per share basis. The Company also announced the streamlining of its sales force and recorded a charge of $0.6 million, or $0.10 on a per share basis. In addition, the Company settled an outstanding lawsuit and, as a result, reversed the related reserves by $1.9 million to income, a $0.30 positive impact on a per share basis.

(2)
In the first quarter of fiscal 2002, the Company adopted Statement of Financial Standards No. 142, "Goodwill and Other Intangible Assets", and recorded a $15.6 million impairment of goodwill related to the 1999 acquisition of Jerell, the Company's women's wear subsidiary.

(3)
During the second quarter of fiscal 2002, the Company recorded a $0.6 million charge for the closure of its Weslaco, Texas cutting operation, or $0.09 per share, and the revision of the Company's estimate on the 2001 Edinburg, Texas facility write-off, which reversed $1.3 million to income or $0.20 per share.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2002	HAGGAR CORP. (Registrant)
	By:	/s/ DAVID M. TEHLE David M. Tehle (Executive Vice President, Chief Financial Officer)

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure.
HAGGAR CORP. QUARTERLY & ANNUAL PROJECTIONS FOR FISCAL 2003 COMPARED TO FISCAL 2002 ($ in Millions except EPS data)
SIGNATURES